CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1 of NL One Corporation, our report dated September 2, 2014, relating to the financial statements of NL One Corporation as of and for the fiscal years ended December 31, 2013 and 2012.

We also consent to the references to our firm under the heading “Experts” in such Registration Statement.

/s/ Malone Bailey, LLP

Malone Bailey, LLP

October 14, 2014